Exhibit 1
Xerium Technologies, Inc.
14101 Capital Boulevard
Youngsville, North Carolina 27596

March 26, 2015

American Securities LLC
299 Park Avenue, 34th Floor
New York, NY 10171
Attention: Marc Saiontz

CONFIDENTIALITY AGREEMENT

Confidentiality Agreement, dated as of the date set forth above (this “Agreement”), between American Securities LLC (the “Receiving Party”) and Xerium Technologies, Inc. and its subsidiaries (collectively, the “Company”).  The Company and the Receiving Party are collectively referred to herein as the “Parties”.

1. In connection with the Parties’ consideration of a possible sale, business combination or other transaction involving the Company and the Receiving Party (the “Transaction”), the Company is prepared to provide to the Receiving Party certain confidential and proprietary information.  All information, data, reports, analyses, compilations, studies, projections, forecasts, records and other materials, regardless of the medium or form of communication and whether prepared before, on or after the date of this Agreement and whether furnished on or after March 16, 2015, that are disclosed or provided by or on behalf of the Company or its Representatives (as defined below) to the Receiving Party or its Representatives in connection with the Transaction (including any and all notes, analyses, compilations, reports, studies, interpretations, memoranda or other documents (regardless of the form thereof) prepared by or on behalf of the Receiving Party or its Representatives and containing, reflecting or based directly or indirectly upon, in whole or in part any such information) is collectively referred to herein as “Evaluation Material.”  As used in this Agreement, “Representatives” means a Party’s affiliates and such Party’s and its affiliates’ directors, officers, members, employees, partners, agents, advisors (including attorneys, accountants, financial advisors and consultants), financing sources and representatives.  The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, the media and any individual, fund, corporation, company, partnership, limited liability company or other entity or group.  The term “affiliate” as used in this Agreement means as to any person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such person or that owns more than 50% of the voting stock of such person.  For the avoidance of doubt, the Company and its subsidiaries will not be deemed an affiliate of the Receiving Party for the purposes of this Agreement.

2. To maintain the confidentiality of the Evaluation Material, the Receiving Party agrees that the Receiving Party and each of its Representatives with access to such Evaluation Material through the Receiving Party or on its behalf shall:  (a) not use any such Evaluation Material or notes, summaries, analyses, or other material derived in whole or in part therefrom (collectively, “Notes”), except to determine whether the Parties wish to enter into a Transaction and the terms thereof and in the negotiation and consummation of any Transaction; (b) not disclose any such Evaluation Material or Notes, other than to the Receiving Party’s Representatives who have a need to know the information contained therein for the purpose of evaluating, negotiating or consummating a potential Transaction; provided, that the Receiving Party shall inform such Representatives of the confidential nature of the Evaluation Material; provided, further, that the Receiving Party shall obtain written consent from the Company before disclosing Evaluation Material or Notes to such Representatives that are potential debt financing sources; provided, further, that the Receiving Party agrees to be responsible for any breach of the terms of this Agreement applicable to its Representatives by any of its Representatives; and (c) not disclose that the Evaluation Material has been made available to the Receiving Party and its Representatives, that the Receiving Party or its Representatives have inspected any Evaluation Material, or that the Parties may be considering a Transaction or have had, are having or propose to have any discussions with respect thereto (which information described in this clause (c) shall constitute “Evaluation Material” hereunder). The Receiving Party shall, and shall direct its Representatives to, safeguard the Evaluation Material and Notes in the same manner and with the same level of care that the Receiving Party or such Representatives use in safeguarding and/or handling confidential and proprietary information of a similar nature in their respective possessions.

3. The Receiving Party agrees that all of its communications regarding the Company, the Evaluation Material or a possible Transaction and all of its requests for additional information concerning the Company, in each case with the Company in connection with the Transaction, will be submitted or directed solely to Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company’s financial advisor (“BofA Merrill Lynch” or the “Financial Advisor”).

4. The Receiving Party agrees not to discuss with or offer to any third party (other than an affiliate of the Receiving Party or a limited partner in funds managed by the Receiving Party) an equity participation in a possible Transaction or any other form of joint acquisition by the Receiving Party and such third party without the prior written consent of the Company. The Receiving Party also agrees that it will not, and it will direct its Representatives acting on its behalf not to, directly or indirectly, collude, conspire, or enter into any agreements with any other prospective purchaser of the Company with respect to (a) whether or not the Receiving Party or such other prospective purchaser will make a bid or offer for the Company or (b) the price that the Receiving Party or such other purchaser may bid or offer for the Company.  The Receiving Party hereby acknowledges and agrees that, without the prior written consent of the Company, no person (other than an affiliate of the Receiving Party or a limited partner in funds managed by the Receiving Party) who is a potential source of equity capital shall be considered a Representative for any purpose hereunder.  The Receiving Party further agrees that neither the Receiving Party nor any of its Representatives on the Receiving Party’s behalf will, without the prior written consent of the Company, directly or indirectly, enter into any agreement, arrangement or understanding with any other person that has or would have the effect of requiring such person to provide the Receiving Party with financing or other potential sources of capital on an exclusive basis in connection with the Transaction.  In addition, the Receiving Party agrees not to discourage financial institutions from being the source of financing for other bidders or potential bidders for the Transaction.

5. Evaluation Material will remain the property of the Company at all times.  Disclosure of Evaluation Material under this Agreement will not be construed as, directly or by implication, (a) granting any license under United States or foreign patent, patent application or copyright, or any other intellectual property rights, (b) creating any agency or partnership relationship between the Parties, or (c) granting the right to use the Company’s name, trade names, trademarks, service marks, logos or designs for any purpose, without the Company’s prior written permission.  The Company may elect at any time to terminate further access by the Receiving Party to its Evaluation Material; provided the foregoing shall not affect any rights the Receiving Party has to receive information as a shareholder of the Company.  The Parties agree that upon the written request of the Company, the Receiving Party shall (and shall direct its Representatives to) promptly return to the Company or, at the sole election of the Receiving Party or its Representatives, destroy all Evaluation Material and Notes (including all copies thereof), and the Receiving Party shall, upon written request, confirm in writing to the Company that all such material has been returned or destroyed in compliance with this Agreement.  No such termination will affect the Receiving Party’s obligations hereunder or those of its Representatives, all of which obligations shall continue in effect for the term hereof.  Notwithstanding the foregoing, the Receiving Party and its Representatives may retain copies of Evaluation Material in accordance with internal document retention policies and procedures for IT, legal, regulatory or compliance purposes.

6. Notwithstanding anything herein to the contrary, “Evaluation Material” shall not include any such information that (a) becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Agreement, (b) was known to the Receiving Party or its Representatives (prior to its disclosure hereunder) on a non-confidential basis from a source other than the Company or its Representatives when such source, to the knowledge of the Receiving Party or such Representatives, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to any of such information, (c) becomes available to the Receiving Party or its Representatives on a non-confidential basis from a source other than the Company or its Representatives when such source, to the knowledge of the Receiving Party or such Representatives, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to any of such information or (d) was independently developed by the Receiving Party or its Representatives without use of or reference to Evaluation Material.

7. If the Receiving Party or its Representatives are required by law, regulation, or legal or administrative process (by oral questions, interrogatories, requests for information, subpoena, civil investigative demand, or similar legal process) to disclose any Evaluation Material or Notes, it is agreed that the Receiving Party will, to the extent legally permitted, provide the Company with prompt written notice of such requirement(s) so that the Company may seek, at its sole expense, an appropriate protective order or waive compliance with the provisions of this Agreement, and the Receiving Party will reasonably cooperate with the Company’s efforts to obtain any such protective order.  If, failing the entry of a protective order or the receipt of a waiver hereunder, the Receiving Party or its Representatives are, on the advice of counsel, legally compelled to disclose Evaluation Material or Notes, the Receiving Party or its Representatives may disclose only that portion of such Evaluation Material or Notes as, on the advice of counsel, is legally required; provided, that the Receiving Party agrees to use commercially reasonable efforts to obtain assurance that confidential treatment will be afforded to such Evaluation Material or Notes; provided, further that the Receiving Party shall, to the extent legally permitted and reasonably practicable, promptly notify the Company of the Receiving Party’s determination to make such disclosure and the scope and contents of such disclosure.  Notwithstanding the foregoing, the Receiving Party and its Representatives may disclose Evaluation Material and Notes without compliance with the notice and other obligations of this paragraph to the extent required in connection with an inquiry by a regulatory authority, self-regulatory authority, stock exchange or bank examiner not targeting the Company, the Evaluation Material or the Transaction (or targeting the Company, the Evaluation Material or the Transaction to the extent providing such notice is not legally permitted).

8. For a period of eighteen (18) months from the date hereof, each of the Receiving Party and the Company agrees that such Party will not, directly or indirectly, solicit for employment or hire any officer, director or other senior management-level employee of the other Party, in each case who such Party first had contacts with or first learned about (other than solely as a result of receiving a roster of employees of the other Party) in connection with its evaluation of the Transaction, except that such Party shall not be precluded from (a) engaging in general solicitations of employment, including through professional search firms or public advertisements (not directed in any way towards the solicitation of the officers, directors or employees described above) with respect to employment opportunities, or hiring any person who responds thereto, or (b) soliciting or hiring any such persons whose employment was terminated by the other Party.

9. The Receiving Party understands and agrees that during the Restricted Period (as defined below), the Receiving Party will not (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any voting securities (or beneficial ownership thereof or direct or indirect interests therein, including without limitation derivatives related thereto) of the Company, (ii) any tender or exchange offer, merger or other business combination involving the Company or its voting securities, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or of its voting securities or (iv) any solicitation of proxies, consents to vote any voting securities of the Company or other agreements or arrangements with respect to any voting securities of the Company or seek to include any proposal or nomination in the Company’s proxy statement; (b) form, join or in any way participate in a group with respect to any of the activities set forth in clause (a) of this sentence; (c) otherwise act, alone or in concert with others, to seek to control or direct the management, the Board or policies of the Company; (d) except as required by law, regulation, stock exchange rule, or legal or administrative order, requirement or decree take any action which would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into discussions, negotiations, agreements or arrangements with any third party (other than its Representatives) with respect to any of the foregoing.  Notwithstanding the foregoing, if the Company is or hereafter becomes bound by a confidentiality or similar agreement with any other person relating to a possible transaction that does not contain a “standstill” provision or that contains a “standstill” provision that is more favorable to such other person than the terms of this Section 9, then the Company shall promptly notify the Receiving Party of such terms and this Section 9 shall be deemed to be modified to incorporate all such more favorable terms, without any further action by the parties hereto.  Notwithstanding the foregoing, this paragraph shall not (x) restrict negotiations with the Company with respect to a possible transaction as contemplated by this Agreement, (y) affect any rights the Receiving Party has under the Director Nomination Agreement with the Company, dated as of May 25, 2010, or (z) preclude the Receiving Party in any way from exercising any rights it may have with respect to the shares that it holds, including, without limitation, the disposition of such shares and the voting such shares in its sole discretion, including with respect to the election of the members of the board of directors of the Company or on any other matters coming before the shareholders of the Company.  The “Restricted Period” means the period commencing on the date first written above and ending upon the earliest to occur of the following:  (i) one (1) year from the date hereof; (ii) the date on which the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a Combination Transaction (as defined below), or the Company redeems any rights under, or modifies or agrees to modify, or provides waivers or agrees to effect a waiver under, a shareholder rights plan to facilitate any Combination Transaction; (iii) the date on which a tender or exchange offer which if consummated would constitute a Combination Transaction is made for securities of the Company, (iv) the date on which a person or “group” (within the meaning of Section 13(d) under the Securities Exchange Act of 1934 (“Exchange Act”)) commences a proxy solicitation in which the person or “group” would, if successful, elect or acquire the ability to elect a majority of the Board of Directors of the Company, (v) the date on which a person or “group” (within the meaning of Section 13(d) under the Exchange Act) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) representing 20% or more of the voting power of the outstanding securities of the Company, or (vi) the date on which the Company files for bankruptcy or reorganizes in connection with a bankruptcy or insolvency proceeding.  A “Combination Transaction” shall mean a transaction in which (A) a person or “group” (within the meaning of Section 13(d) under the Exchange Act) acquires, directly or indirectly, securities representing 20% or more of the voting power of the outstanding securities of the Company or properties or assets constituting 20% or more of the consolidated assets of the Company and its subsidiaries or (B) in any case not covered by (A), (x) the Company issues securities representing 20% or more of its total voting power, including in the case of (A) and (B) by way of a merger or other business combination with the Company or any of its subsidiaries or (y) the Company engages in a merger or other business combination such that the holders of voting securities of the Company immediately prior to the transaction do not own more than 80% of the voting power of securities of the resulting entity.

10. The Company retains the right to determine, in its sole discretion, what information, properties and personnel it wishes to make available to the Receiving Party in connection with the Transaction. The Receiving Party understands and agrees that neither the Company nor any of its Representatives makes any representations or warranties, express or implied, concerning the completeness or accuracy of any of the Evaluation Material, except pursuant to representations and warranties that may be made in a definitive agreement for a Transaction if, when and as executed and subject to such limitations and restrictions as may be specified therein.  The Receiving Party also agrees that neither the Company nor any of its Representatives shall assume any responsibility or have any liability to the Receiving Party or its Representatives resulting from the selection or use of the Evaluation Material or for any errors therein or omissions therefrom.  The Parties further agree that, notwithstanding anything else in this Agreement to the contrary, the Company will not be under any legal obligation of any kind whatsoever to provide any Evaluation Material; provided the foregoing shall not affect any rights the Receiving Party has to receive information as a shareholder of the Company.

11. The Parties agree that no contract or agreement providing for any Transaction shall be deemed to exist between the Parties unless and until the Parties execute and deliver a final definitive agreement relating thereto (a “Transaction Agreement”), and the Receiving Party hereby waives, in advance, any claims (including, without limitation, breach of contract) in connection with any Transaction unless and until the Parties shall have executed and delivered a Transaction Agreement; provided the foregoing shall not affect any rights the Receiving Party as a shareholder of the Company.  The Parties also agree that unless and until the Parties shall have executed and delivered a Transaction Agreement, neither Party will be under any legal obligation of any kind whatsoever with respect to a Transaction by virtue of this Agreement except for the matters specifically agreed to herein.  The Parties further acknowledge and agree that (a) the Company shall be free to conduct the process for any Transaction as it in its sole discretion shall determine (including, without limitation, negotiating with any of the prospective buyers and entering into a Transaction Agreement without prior notice to the Receiving Party or to any other person), (b) any procedures relating to any Transaction may be changed at any time without notice to the Receiving Party or any other person, and (c) the Company reserves the right, in its sole discretion, to reject any and all proposals made by the Receiving Party or its Representatives with regard to a Transaction, and to terminate discussions and negotiations at any time.

12. The Receiving Party understands and agrees that money damages would not be a sufficient remedy for any breach of this Agreement by the Receiving Party or its Representatives and that the Company shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, and the Receiving Party further agrees to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the Company.

13. Each party hereby acknowledges that it is aware, and that it will advise its respective Representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities.

14. This Agreement constitutes the entire agreement between the Parties with regard to the subject matter hereof.  No modification, amendment or waiver will be binding without the written consent of the other party hereto.  This Agreement is not assignable by any party without the consent of the other party.  This Agreement inures to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto.
15.This Agreement constitutes notice to the Receiving Party that the Company has engaged Latham & Watkins LLP (“L&W”) as its legal counsel in connection with a potential Transaction, and the Receiving Party hereby (a) consents to the continued representation of the Company by L&W in connection with a potential Transaction notwithstanding the fact that L&W may have represented, and may currently or in the future represent, the Receiving Party and/or any of its Representatives and (b) waives any actual or alleged conflict that may arise from its representation of the Company in connection with a potential Transaction; provided that the foregoing shall not include any waiver of privilege or confidentiality owed by L&W to the Receiving Party or its Representatives arising from any such separate representation.
16. It is understood and agreed that no failure or delay by the Company or its subsidiaries or affiliates in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

17. This Agreement is for the benefit of the Company, and shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflict of law provisions thereof.  The Receiving Party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the Receiving Party agrees not to commence any action, suit or proceeding relating thereto except in such courts, and further agrees that service of any process, summons, notice or document by U.S. registered mail to the Receiving Party’s address set forth above shall be effective service of process for any action, suit or proceeding brought against the Receiving Party in any such court).  The Receiving Party hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

18. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile copies, each of which shall be deemed to be an original.

19. Notwithstanding any other provision of this Agreement, neither the term “Representative” nor the term “affiliate”, when used with respect to the Receiving Party, shall include any of Receiving Party’s affiliates or any of Receiving Party’s affiliates’ operating or portfolio companies or affiliated investment funds that do not receive Evaluation Material or the Notes from or on behalf of the Receiving Party.  The Company acknowledges that the Receiving Party’s or its affiliates’ directors, officers or employees may serve as directors of portfolio companies of investment funds managed by the Receiving Party, and the Company agrees that such portfolio companies will not be deemed to have received Evaluation Material or Notes solely because any such individual serves on the board of such portfolio company; provided, that (i) such individual has not provided such portfolio company or any other director, officer, employee or other representative of such portfolio company with Evaluation Material or the Notes and (ii) such portfolio company does not act at the direction of or with encouragement from the Receiving Party or its Representatives with respect to any matters contemplated hereby.

20. The Company hereby acknowledges that affiliated funds managed by the Receiving Party currently invest in the Company and that the Receiving Party, its affiliates and its Representatives (i) may now or in the future evaluate, invest in or do business with competitors or potential competitors of the Company and its affiliates and

(ii) may invest in or have general knowledge with respect to the industry in which the Company operates and the topics covered within the Evaluation Material.  Neither the execution of this Agreement nor the receipt of Evaluation Material shall in any way restrict or preclude such activities or use of information absent a specific breach of the provisions contained herein.

21. For the avoidance of doubt, in the event there is any conflict or inconsistency between this Agreement and the terms and conditions of any electronic dataroom now or hereafter applicable to the Receiving Party or its Representatives, the terms and conditions of this Agreement shall govern and constitute the terms and conditions with respect to the access of Information by the Receiving Party or its Representatives in any electronic dataroom.

22. This Agreement and all obligations hereunder shall terminate eighteen (18) months from the date hereof (except for those provisions hereof carrying a shorter term, which obligations shall terminate on such earlier date herein indicated).

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ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE.

XERIUM TECHNOLOGIES, INC.			AMERICAN SECURITIES LLC

By:	/s/ Clifford E. Pietrafitta		By:	/s/ Randy Merkelson
	Name:	Clifford E. Pietrafitta		Name:	Randy Merkelson
	Title:	CFO		Title:	Associate General Counsel

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